AGREEMENT AND PLAN OF MERGERS

         AGREEMENT AND PLAN OF MERGERS, dated as of the 4th day of August, 1997 (this "Plan"), by and among COVENANT BANCORP, INC. (the "Company"), COVENANT BANK (the "Bank"), FIRST UNION CORPORATION ("First Union"), and FIRST UNION NATIONAL BANK ("FUNB").

                                    RECITALS:

         (A) The Company. The Company is a corporation duly organized and existing in good standing under the laws of the State of New Jersey, with its principal executive offices located in Haddonfield, New Jersey. The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA"). As of the date hereof, the Company has 25,000,000 authorized shares of common stock, each of $5.00 par value ("Company Common Stock"), and 1,000,000 authorized shares of preferred stock, each of $25.00 par value ("Company Preferred Stock" and, together with the Company Common Stock, "Company Stock"), of which 138,300 shares have been authorized and designated as Series A Preferred Stock ("Series A Preferred Stock") and 161,700 shares have been authorized and designated as Series B Preferred Stock ("Series B Preferred Stock") (no other class of capital stock being authorized), of which 3,057,193 shares of Company Common Stock, 138,300 shares of Series A Preferred Stock and 161,700 shares of Series B Preferred Stock are issued and outstanding.

         (B) The Bank. The Bank is a commercial bank duly organized and existing in good standing under the laws of the State of New Jersey, with its principal executive offices located in Haddonfield, New Jersey. As of June 30, 1997, the Bank had capital of $30,812,000, divided into common stock of $14,682,000, preferred stock of $7,500,000, surplus of $10,702,000, undivided profits (loss), including retained earnings, of $(1,500,000), and net unrealized gain (loss) on investment securities of $(572,000). All of the issued and outstanding shares of capital stock of the Bank ("Bank Capital Stock") are owned by the Company.

         (C) First Union. First Union is a corporation duly organized and existing in good standing under the laws of the

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State of North  Carolina,  with  its  principal  executive  offices  located  in
Charlotte, North Carolina. First Union is a registered bank holding company under the BHCA. As of the date hereof, First Union has 750,000,000 authorized shares of common stock, each of $3.33 1/3 par value ("First Union Common Stock"), 40,000,000 authorized shares of Class A Preferred Stock, no-par value ("First Union Class A Preferred Stock"), and 10,000,000 authorized shares of Preferred Stock, no-par value ("First Union Preferred Stock") (no other class of capital stock being authorized), of which 280,488,704 shares of First Union Common Stock (without giving effect to the two-for-one First Union Common Stock split paid on July 31, 1997 to holders of record of First Union Common Stock on July 1, 1997), no shares of First Union Class A Preferred Stock, and no shares of First Union Preferred Stock, were issued and outstanding as of June 30, 1997.

         (D) FUNB. FUNB is a national banking association duly organized and existing under the laws of the United States, with its principal executive offices located in Avondale, Pennsylvania. As of June 30, 1997, FUNB had capital of $2,267,270,516, divided into common stock of $452,155,620, preferred stock of $160,540,000, surplus of $1,300,079,773, undivided profits, including capital reserves, of $353,444,727, and net unrealized holding gains on available for sale securities of $1,050,396. All of FUNB's issued and outstanding shares of capital stock are owned by First Fidelity Incorporated ("FFI"), a wholly-owned subsidiary of First Union Corporation of New Jersey ("FUNC-NJ"), a wholly-owned subsidiary of First Union.

         (E) Rights, Etc. Except as Previously Disclosed (as hereinafter defined)in Schedule 4.01(C), there are no shares of capital stock of the Company or the Bank authorized and reserved for issuance, neither the Company nor the Bank has any Rights (as defined below) issued or outstanding and neither the Company nor the Bank has any commitment to authorize, issue or sell any such shares or any Rights, except pursuant to this Plan. The term "Rights" means securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock (and shall include stock appreciation rights). There are no preemptive rights in respect of the Company Stock.


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         (F) Approvals. The Board of Directors of each of the Company, the Bank,
First Union and FUNB has approved, at meetings of each of such Boards of Directors, this Plan and has authorized the execution hereof in counterparts.

         In consideration of their mutual promises and obligations, the parties hereto adopt and make this Plan and prescribe the terms and conditions thereof and the manner and basis of carrying it into effect, which shall be as follows:

I.       THE MERGERS.

         1.01. The Corporate Merger. On the Effective Date (as hereinafter defined):

                  (A) The Continuing  Corporation.  The Company shall merge with and into First Union (the "Corporate Merger"), the separate existence of the Company shall cease and First Union (the "Continuing Corporation") shall survive and the name of the Continuing Corporation shall be "First Union Corporation."

                  (B) Effect of the Corporate Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VI in accordance with the terms of this Plan, the Corporate Merger shall become effective upon the filing in the offices of the Secretary of State of the States of North Carolina and New Jersey of Articles of Merger and a Certificate of Merger, as applicable, or such later date and time as may be set forth in such Articles of Merger and Certificate of Merger, in accordance with applicable law.

                  (C) Rights, Etc. The Continuing Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the merging corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the corporations so merged, shall be deemed to be vested in the Continuing Corporation without further act or deed; and the title to any real estate or any interest therein, vested in each of such corporations, shall not

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         revert or be in any way impaired by reason of the Corporate
         Merger.

                  (D) Liabilities. The Continuing Corporation shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged, in accordance with applicable law.

                  (E) Articles of Incorporation; Bylaws; Directors; Officers. The Articles of Incorporation and Bylaws of the Continuing Corporation shall be those of First Union, as in effect immediately prior to the Corporate Merger becoming effective. The directors and officers of First Union in office immediately prior to the Corporate Merger becoming effective shall be the directors and officers of the Continuing Corporation, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.

         1.02. The Bank Merger. Following the Corporate Merger on the Effective Date or as soon thereafter as First Union may deem appropriate:

                  (A) Contribution of Bank Capital Stock. First Union shall contribute the Bank Capital Stock to FUNC-NJ and shall cause FUNC-NJ to contribute the Bank Capital Stock to FFI.

                  (B) The Continuing Bank. Following the contribution of the Bank Capital Stock to FUNC-NJ and from FUNC-NJ to FFI and at least one day following the Effective Date, the Bank shall be merged with and into FUNB (the "Bank Merger" and together with the Corporate Merger, the "Mergers"), the separate existence of the Bank shall cease and FUNB (the "Continuing Bank") shall survive; the name of the Continuing Bank shall be "First Union National Bank"; and the Continuing Bank shall continue to conduct the business of a national banking association at FUNB's main office in Avondale, Pennsylvania and at the legally established branches of the Bank and FUNB.

                  (C) Rights, Etc. The Continuing Bank shall thereupon and thereafter possess all the rights, privileges,

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         immunities and franchises,  of a public as well as of a private nature, of each of the banks so merged; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the banks so merged, shall be taken and deemed to be transferred to and vested in the Continuing Bank without further act or deed, including appointments, designations and nominations and all other rights and interests in any fiduciary capacity; and the title to any real estate or any interest therein, vested in each of such banks, shall not revert or be in any way impaired by reason of the Bank Merger.

                  (D) Liabilities, Etc. The Continuing Bank shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of the banks so merged (including liabilities arising out of the operation of any trust departments). All rights of creditors and obligors and all liens on the property of each of the Bank and FUNB shall be preserved unimpaired.

                  (E) Charter; Bylaws; Directors; Officers. The Charter and Bylaws of the Continuing Bank shall be those of FUNB, as in effect immediately prior to the Bank Merger becoming effective. The directors and officers of FUNB in office immediately prior to the Bank Merger becoming effective shall be the directors and officers of the Continuing Bank, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.

                  (F) Outstanding Stock of the Continuing Bank. The amount of the capital stock of the Continuing Bank shall be not less than $612,695,620 and shall consist of not less than 22,727,147 issued and outstanding shares of common stock, each of $20.00 par value, and 160,540 issued and outstanding shares of preferred stock, each of $1.00 par value, and such issued and outstanding shares shall remain issued and outstanding as shares of FUNB, each of $20.00 par value and $1.00 par value, as applicable, and the holders thereof shall retain their rights therein.


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                  (G)  Outstanding  Stock of the Bank.  Promptly  after the Bank
         Merger becomes effective, FFI shall deliver all of the issued and outstanding shares of the capital stock of the Bank to the Continuing Bank for cancellation.

         1.03. Effective Date and Effective Time. Subject to the conditions to the obligations of the parties to effect the Corporate Merger as set forth in
Article VI, the parties shall cause the effective date of the Corporate Merger (the "Effective Date") to occur on such date as the Company and First Union mutually agree upon, or if such parties cannot agree on such date, such date shall be the fifth business day to occur after the last of the conditions set forth in Sections 6.01, 6.02, 6.03, 6.10, 6.11 and 6.13 shall have been satisfied or waived in accordance with the terms of this Plan (or, at the election of First Union, on the last business day of the month in which such day occurs); provided, however, that such date shall be after December 31, 1997, unless the parties mutually agree otherwise. The time on the Effective Date when the Corporate Merger shall become effective is referred to as the "Effective Time".

II. CONSIDERATION.

         2.01. Corporate Merger Consideration. Subject to the provisions of this Plan, on the Effective Date:

                  (A) Outstanding First Union Common Stock. The shares of First Union Common Stock (together with the rights ("First Union Rights") issued pursuant to an Amended and Restated Shareholder Protection Rights Agreement, dated December 18, 1990, and as amended and restated as of October 15, 1996, attached thereto), issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, remain as issued and outstanding shares of First Union Common Stock.

                  (B) Outstanding Company Common Stock. Each share (excluding shares held by the Company or any of the Company Subsidiaries (as hereinafter defined) or by First Union or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted ("Excluded Shares")) of Company Common Stock issued and outstanding immediately prior to the Effective

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



         Time shall, by virtue of the Corporate Merger, automatically and without any action on the part of the holder thereof, become and be converted into the right to receive .3813 shares of First Union Common Stock (the "Exchange Ratio")(together with the attached First Union Rights), subject to possible adjustment as set forth in Section 2.08 (upon any such adjustment any reference in this Plan to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted).

                  (C) Outstanding Series A Preferred Stock. If, immediately prior to the Effective Time, there shall be issued and outstanding any shares of Series A Preferred Stock, then each such share (excluding Excluded Shares)of Series A Preferred Stock shall become and be converted into the right to receive the number of shares of First Union Common Stock equal to the result of the product of the Exchange Ratio and 3.976, the conversion number for the Series A Preferred Stock provided for in the Company's Certificate of Incorporation, as amended (the "Company Certificate").

                  (D) Outstanding Series B Preferred Stock. If, immediately prior to the Effective Time, there shall be issued and outstanding any shares of Series B Preferred Stock, then each such share (excluding Excluded Shares)of Series B Preferred Stock shall become and be converted into the right to receive the number of shares of First Union Common Stock equal to the result of the product of the Exchange Ratio and 3.147, the conversion number for the Series B Preferred Stock provided for in the Company Certificate.

         2.02. Stockholder Rights; Stock Transfers. At the Effective Time, holders of Company Common Stock and Company Preferred Stock shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive the consideration provided under this Article II, without interest. After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Continuing Corporation of the shares of Company Stock which were issued and outstanding immediately prior to the Effective Time.


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



         2.03. Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of First Union Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Corporate Merger; instead, First Union shall pay to each holder of Company Stock who would otherwise be entitled to a fractional share an amount in cash (without interest) determined by multiplying such fraction by the last sale price of First Union Common Stock on the last trading day prior to the Effective Date, as reported by the New York Stock Exchange, Inc. (the "NYSE") Composite Transactions tape (as reported in The Wall Street Journal).

         2.04. Exchange Procedures. As promptly as practicable after the Effective Date, First Union will send or cause to be sent to each former stockholder of the Company of record immediately prior to the Effective Time, transmittal materials for use in exchanging such stockholder's certificates for Company Stock for the consideration set forth in this Article II. The certificates representing the shares of First Union Common Stock into which shares of such stockholder's Company Stock are converted on the Effective Date, any fractional share check which such stockholder shall be entitled to receive, and any dividends paid on such shares of First Union Common Stock for which the record date for determination of stockholders entitled to such dividends is on or after the Effective Date, will be delivered to such stockholder only upon delivery to First Union National Bank (the "Exchange Agent") of the certificates representing all of such shares of Company Stock (or indemnity satisfactory to First Union and the Exchange Agent, in their judgment, if any of such certificates are lost, stolen or destroyed). No interest will be paid on any such fractional share check or dividends which the holder of such shares shall be entitled to receive upon such delivery. Certificates surrendered for exchange by any person constituting an Affiliate (as hereinafter defined) of the Company shall not be exchanged for certificates representing First Union Common Stock until First Union has received a written agreement from such person as specified in Section 5.10.

         2.05. Excluded Shares. Each of the Excluded Shares of Company Stock shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.


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         2.06.  Reservation of Right to Revise  Transaction.  First Union may at
any time change the method of effecting the acquisition of the Company and the Bank (including without limitation the provisions of this Article II) if and to the extent it deems such change to be desirable; provided, however, that no such change shall (A) alter or change the amount or kind of consideration to be issued to holders of Company Stock as provided for in this Plan, (B) adversely affect the intended tax-free treatment to the Company's stockholders as a result of receiving such consideration, or (C) materially impede or delay receipt of any approval referred to in Section 6.02 or the consummation of the transactions contemplated by this Plan.

         2.07. Stock Options. From and after the Effective Time, all employee and director stock options to purchase shares of Company Common Stock ("Stock Options"), which are then outstanding and unexercised (whether vested or unvested), shall be converted into and become options with respect to First Union Common Stock, and First Union shall assume each such Stock Option in accordance with the terms of the plan and agreement by which it is evidenced; provided, however, that from and after the Effective Time, (A) each such Stock Option assumed by First Union may be exercised solely for shares of First Union Common Stock, (B) the number of shares of First Union Common Stock subject to such Stock Option shall be equal to the number of shares of Company Common Stock subject to such Stock Option immediately prior to the Effective Time, multiplied by the Exchange Ratio and rounded down to the nearest whole share, and (C) the per share exercise price under each such Stock Option shall be adjusted by dividing such price by the Exchange Ratio and rounding to the nearest cent. The Company represents and warrants that the number of shares of Company Common Stock which are issuable upon exercise of Stock Options as of the date hereof are Previously Disclosed in Schedule 4.01(C).

         2.08. Anti-Dilution Provisions. In the event First Union changes the number of shares of First Union Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding First Union Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

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



III. ACTIONS PENDING CONSUMMATION.

         From the date hereof until the Effective Time, except as expressly contemplated by this Plan, without the prior written consent of First Union, each of the Company and the Bank will not, and will cause each of the Company Subsidiaries not to, agree to:

         3.01. Ordinary Course. Conduct its and each of the Company Subsidiaries' business other than in the ordinary and usual course consistent with past practice or fail to use its best efforts to maintain and preserve intact its and each of the Company Subsidiaries' business organization and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates.

         3.02. Capital Stock. Except as Previously Disclosed in Schedule 4.01(C), (A) issue, sell or otherwise permit to become outstanding any additional shares of capital stock of the Company or the Company Subsidiaries, or any Rights with respect thereto, (B) enter into any agreement with respect to the foregoing, or (C) permit any additional shares of Company Common Stock to become subject to new grants of employee stock options, stock appreciation rights or similar stock based employee compensation rights or take any action that permits the acceleration of Stock Options.

         3.03. Dividends, Etc. Make, declare, pay or set aside for payment any dividend, cash or stock (other than dividends payable on Company Preferred Stock at a rate not exceeding the rate provided for in the terms thereof, and dividends from Company Subsidiaries to the Company or the Bank, as applicable), on or in respect of or declare or make any distribution on, or directly or indirectly combine, split, redeem, reclassify (except as Previously Disclosed in Schedule 3.03), purchase or otherwise acquire, any shares of the capital stock of the Company or the Company Subsidiaries or, other than as permitted in or contemplated by this Plan, authorize the creation or issuance of, or issue, any additional shares of such capital stock or any Rights with respect thereto.

         3.04. Indebtedness; Liabilities; Etc. Other than in the ordinary course of business consistent with past practice, incur

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



any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become liable for the obligations of any other individual or corporation, bank, partnership, limited liability company, joint venture, business trust, association or other organization (each, a "Business Entity").

         3.05. Operating Procedures; Capital Expenditures; Etc. Except as may be directed by applicable law or regulation, (A) change its or any of the Company Subisidiaries' lending, investment, liability management or other material banking or other policies in any material respect, except such changes as are in accordance and in an effort to comply with Section 5.11, (B) incur or commit to incur any capital expenditures beyond those Previously Disclosed in Schedule 3.05, other than in the ordinary course of business and not exceeding the Company's current budget for such expenditures as set forth in Schedule 3.05, or
(C) implement or adopt any change in accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

         3.06. Liens. Impose, or permit or suffer the imposition, on any shares of capital stock of any of the Company Subsidiaries, or on any of its or the Company Subsidiaries' other assets, any Liens (as hereinafter defined), other than Liens on such other assets that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect (as hereinafter defined) on the Company.

         3.07. Compensation; Employment Agreements; Etc. Except as Previously Disclosed in Schedule 3.07, enter into or amend any employment, consulting, severance or similar agreement or arrangement with any of its directors, officers, employees or consultants, or grant any salary or wage increase, amend the terms of any Stock Option or increase any employee benefit (including incentive or bonus payments), except normal individual increases in regular compensation to employees in the ordinary course of business consistent with past practice.

         3.08. Benefit Plans. Except as Previously Disclosed in Schedule 3.08, enter into, establish, adopt or modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred

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



compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates the vesting or exercise of any benefits payable thereunder (other than any such acceleration or vesting that results from this Plan or the transactions contemplated herein).

         3.09. Acquisitions and Dispositions. (A) sell, transfer or otherwise dispose of any portion of its assets, deposits, business or properties, except for any such dispositions which taken together are not material to the Company and the Company Subsidiaries taken as a whole, or discontinue or terminate any existing line of business, (B) merge or consolidate with, or acquire all or any portion of the business or property of, any other entity except for any such transaction that is in the ordinary course of business and which is not material to the Company and the Company Subsidiaries taken as a whole (except foreclosures or acquisitions by the Bank in a fiduciary capacity, in each case in the ordinary course of business consistent with past practice) or (C) make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any person or Business Entity other than from wholly-owned Company Subsidiaries and other than the purchase or sale of loans or marketable securities in the ordinary course of business consistent with past practices.

         3.10. Governing Documents. Amend its Certificate of Incorporation, Charter or Bylaws.

         3.11. Claims. Settle any claim, action or proceeding involving liability for any material money damages in an amount greater than $ 25,000 or any restrictions upon the operations of the Company or any of the Company Subsidiaries, or forgive or compromise any material amount of debt of any person or Business Entity, other than from wholly-owned Company Subsidiaries.

         3.12. Contracts. Enter into, terminate or make any change in any material contract, agreement or lease, except in the ordinary course of business consistent with past practice with respect to such contracts, agreements and leases that are

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                                       12
terminable by it without penalty on not more than 60 days prior written notice.

         3.13. Other Actions. Take any actions that would (A) impede or delay the receipt of any approval referred to in Section 6.02 without the imposition of a condition or restriction of the type referred to in the proviso to such Section or (B) adversely affect the ability of any party to perform its obligations under this Plan.

         3.14. Agreements. Authorize, commit or enter into any agreement to take any of the actions referred to in Sections 3.01 through 3.13.

IV.      REPRESENTATIONS AND WARRANTIES.

         4.01. Representations and Warranties of the Company and the Bank. Each of the Company and the Bank hereby represents and warrants to First Union and FUNB as follows:

                  (A) Recitals. The facts set forth in the Recitals of this Plan with respect to it are true and correct.

                  (B) Organization, Standing and Authority. It is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company. Each of the Company and the Company Subsidiaries has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company.

                  (C) Shares. The outstanding shares of it are duly authorized, validly issued and outstanding, fully paid and nonassessable, and are subject to no, and have not been issued in violation of any, preemptive rights. Except as Previously Disclosed in Schedule 4.01(C), there are no shares of capital

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                                       13
stock or other equity securities of the Company or the Bank outstanding and no outstanding Rights with respect thereto.

                  (D) Company Subsidiaries. The Company has Previously Disclosed
in Schedule 4.01(D) a list of all the Company Subsidiaries, including the state of organization and principal business activities of each such Company Subsidiary. Each of the Company Subsidiaries that is a bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. No equity securities of any of the Company Subsidiaries are or may become required to be issued (other than to the Company or a wholly-owned Company Subsidiary) by reason of any Rights with respect thereto. There are no contracts, commitments, understandings or arrangements by which any of the Company Subsidiaries is or may be bound to sell or otherwise issue any shares of its capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of the Company or the Bank, as applicable, to vote or to dispose of such shares. All of the shares of capital stock of each Company Subsidiary held by the Company or a Company Subsidiary are fully paid and nonassessable and subject to no preemptive rights and are owned by the Company or a Company Subsidiary free and clear of any Liens. Each Company Subsidiary is in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. Except as Previously Disclosed in Schedule 4.01(D), the Company does not own beneficially, directly or indirectly, any equity securities or similar interests of any Business Entity. The Bank is a member of the Bank Insurance Fund (the "BIF") of the Federal Deposit Insurance Corporation (the "FDIC"). The Bank is a member in good standing of the Federal Home Loan Bank of New York (the "FHL Bank"). The term "Company Subsidiary" means any Business Entity (including the Bank), five percent or more of the equity interests of which are owned directly or indirectly by the Company.

                  (E) Corporate Power. It and each of the Company Subsidiaries has the corporate power and authority to carry on

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                                       14
its business as it is now being conducted and to own or lease all its material properties and assets and it has the corporate power and authority to execute, deliver and perform its obligations under this Plan, and to consummate the transactions contemplated hereby.

                  (F)   Corporate   Authority.   Each  of  this   Plan  and  the
transactions contemplated hereby and, subject to any necessary receipt of approval by its stockholders referred to in Section 4.01(Y), consummation of the Corporate Merger, has been authorized by all necessary corporate action of it and is a valid and binding agreement of it enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (G) No Defaults.  Subject to the approval by its  stockholders referred to in Section 6.01, the required  regulatory  approvals  referred to in
Section 6.02, and the required filings under federal and state securities laws, and except as Previously Disclosed in Schedule 4.01(G), the execution, delivery and performance of this Plan and the consummation of the transactions contemplated hereby, do not and will not (1) constitute a breach or violation of, or a default under, or cause or allow the acceleration or creation of a Lien (with or without the giving of notice, passage of time or both) pursuant to, any law, rule or regulation or any judgment, decree, order, governmental or non-governmental permit or license, or agreement, indenture or instrument of it or of any of the Company Subsidiaries or to which it or any of the Company Subsidiaries or its or their properties is subject or bound, which breach, violation, default or Lien is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company, (2) constitute a breach or violation of, or a default under, its Certificate of Incorporation, Charter or Bylaws, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental or non-governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval, which if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company.

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                                       15

                  (H) Financial Reports. As to (1) the Company, its Registration Statement on Form S-4, dated March 13, 1997, as amended, filed under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), and all other documents filed or to be filed subsequent to the date hereof, under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed with the Securities and Exchange Commission (the "SEC") (in each such case, the "Company Financial Reports"), and (2) the Bank, (i) its Call Reports for the fiscal year ended December 31, 1996, and all other Call Reports filed or to be filed subsequent to December 31, 1996, in the form filed with the FDIC and (ii) its Annual Report on Form F-2 for the fiscal year ended December 31, 1996, as amended, and all other documents filed subsequent to December 31, 1996 under
Section 13, 14 or 15(d) of the Exchange Act, in the form filed with the FDIC (in each case, the "Bank Financial Reports" and together with the Company Financial Reports, the "Company/Bank Financial Reports"), did not and will not as of their respective dates contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the Company/Bank Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the Company/Bank Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

                  (I) Absence of Undisclosed Liabilities. Except as disclosed in the Company/Bank Financial Reports prior to the date

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                                       16
hereof, none of the Company or the Company Subsidiaries has any obligation or liability (contingent or otherwise) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company.

                  (J) No Events. No events have occurred, or circumstances have arisen, since March 31, 1997, which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on the Company.

                  (K) Properties. Except as specifically reserved against or otherwise disclosed in the Company/Bank Financial Reports (including the related notes and schedules thereto) and except for those properties and assets that have been sold or otherwise disposed of in the ordinary course of business, and except as Previously Disclosed in Schedule 4.01(K), the Company and the Company Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, security interests, restrictions (including restrictions on voting rights or rights of disposition), defaults or equities of any character or claims or third party rights of whatever nature (collectively "Liens"), to all of the properties and assets, tangible and intangible, reflected in the Company/Bank Financial Reports as being owned by the Company or the Company Subsidiaries as of the dates thereof, other than those Liens that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company. All buildings and all fixtures, equipment, and other property and assets which are held under leases or subleases by any of the Company or the Company Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms.

                  (L) Litigation; Regulatory Action. Except as Previously Disclosed in Schedule 4.01(L), no litigation, proceeding or controversy before any court or governmental agency is pending which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or which alleges claims under any fair lending law or other law relating to discrimination, including, without limitation, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and, to the best of its knowledge, no such litigation, proceeding or controversy has been

FULNC:38907-1
                                       17
threatened; and except as Previously Disclosed in Schedule 4.01(L), neither it nor any of the Company Subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment or supervisory letter or similar submission to or from, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (together with any and all agencies or departments of federal, state or local government (including, without limitation, the FHL Bank, the Federal Reserve Board, the FDIC and any other federal or state bank, thrift or other financial institution, insurance or securities regulatory authorities (including the SEC, the "Regulatory Authorities")) and neither it nor any of the Company Subsidiaries has been advised by any of the Regulatory Authorities that any such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment or supervisory letter or similar submission.

                  (M) Compliance  with Laws.  Except as Previously  Disclosed in
Schedule 4.01(M), each of the Company and the Company Subsidiaries:

                           (1) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to conduct its business as presently conducted and that are material to the business of the Company and the Company Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current;

                           (2) has received no notification or communication from any Regulatory Authority or the staff thereof (a) asserting that any of the Company or the Company Subsidiaries is not in compliance with any of the statutes,

FULNC:38907-1
                                       18
         regulations or ordinances  which such  Regulatory  Authority  enforces, which, as a result of such noncompliance in any such instance, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company, (b) threatening to revoke any license, franchise, permit or governmental authorization, which revocation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company, or (c) requiring any of the Company or the Company Subsidiaries (or any of their officers, directors or controlling persons) to enter into a cease and desist order, agreement or memorandum of understanding (or requiring the board of directors thereof to adopt any material resolution or policy);

                           (3) is in compliance in all material respects with all fair lending laws or other laws relating to discrimination, including, without limitation, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act and similar federal and state laws and regulations.

                  (N)  Material  Contracts.  Except as  Previously  Disclosed in
Schedule 4.01(N), none of the Company or the Company Subsidiaries, nor any of its respective assets, business or operations, is a party to, or is bound or affected by, or receives benefits under, any contract or agreement or amendment thereto that in each case (1) is required to be filed as an exhibit to an Exchange Act or Securities Act report filed by the Company or as an exhibit to an Annual Report on Form F-2 filed by the Bank that has not been filed as an exhibit to the Company's Exchange Act or Securities Act reports or the Bank's Annual Report on Form F-2 filed for the fiscal year ended December 31, 1996, or
(2) which provides for annual payments by the Company or a Company Subsidiary of $100,000 or more. True and correct copies of such contracts, and any agreements or amendments thereto, have been supplied to First Union. Except as Previously Disclosed in Schedule 4.01(N), none of the Company or the Company Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected, or under which it or any of its respective assets, business or operations

FULNC:38907-1
                                       19
receives benefits, which default, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company, and there has not occurred any event that, with lapse of time or giving of notice or both, would constitute such a default. Except as Previously Disclosed in Schedule 4.01(N), neither the Company nor any Company Subsidiary is subject to, or bound by, any contract containing covenants which (i) limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any person, or (ii) involve any restriction of geographical area in which, or method by which, the Company or any Company Subsidiary may carry on its business (other than as may be required by law or any applicable Regulatory Authority).

                  (O) Reports. Since January 1, 1994, each of the Company and the Company Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (1) the SEC, (2) the FDIC, the New Jersey Department of Banking, the FHL Bank and (3) any other applicable Regulatory Authorities. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Plan with respect to reports and documents filed before the date of this Plan), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (P) No Brokers. All negotiations relative to this Plan and the transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment, excluding a fee previously disclosed to First Union to be paid to Berwind Financial, L.P.

                  (Q)      Employee Benefit Plans.


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                                       20

                           (1) Schedule 4.01(Q) contains a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by it or any of the Company Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied to First Union. Neither it nor any of the Company Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

                           (2) All "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of it and the Company Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Except as Previously Disclosed in Schedule 4.01(Q) each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified, under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter or the inability to receive such a favorable determination letter. There is no material pending or, to its knowledge, threatened litigation relating to the ERISA Plans. Neither it nor any of the Company Subsidiaries has engaged in a transaction with respect to any ERISA Plan that would subject it or any of the Company

FULNC:38907-1
                                       21

         Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

                           (3) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any of the Company Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither it nor any of the Company Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.

                           (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of
         Section 412 of the Code or Section 302 of ERISA. Neither it nor any of the Company Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                           (5) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of such plan since the last day of the most recent plan year.

FULNC:38907-1
                                       22

                           (6) Neither it nor any of the Company Subsidiaries has any obligations for retiree health and life benefits under any plan, except as set forth in Schedule 4.01(Q). There are no restrictions on the rights of it or any of the Company Subsidiaries to amend or terminate any such plan without incurring any liability thereunder.

                           (7)  Except  as  Previously   Disclosed  in  Schedule
         4.01(Q), neither the execution and delivery of this Plan nor the consummation of the transactions contemplated hereby will (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of it or any of the Company Subsidiaries under any Compensation and Benefit Plan or otherwise from it or any of the Company Subsidiaries, (b) increase any benefits otherwise payable under any Compensation and Benefit Plan, (c) result in any acceleration of the time of payment or vesting of any such benefit, or (d) result in the imposition to the recipient of any excise tax pursuant to Section 4999 of the Code.

                           (8) Neither the Company nor any of the Company Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder. Except as Previously Disclosed in Schedule 4.01(Q), as a result, directly or indirectly, of the transactions contemplated by this Plan (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of First Union, the Company or the Continuing Corporation, or any of their respective subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                  (R) No Knowledge. It knows of no reason why the regulatory approvals referred to in Section 6.02 should not be

FULNC:38907-1
                                       23
obtained without the imposition of any condition of the type referred to in the proviso following such Section 6.02.

                  (S) Labor Agreements. Neither it nor any of the Company Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of the Company Subsidiaries the subject of a proceeding asserting that it or any such Company Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of the Company Subsidiaries, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its or any of the Company Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                  (T)  Asset  Classification.  It has  Previously  Disclosed  in
Schedule 4.01(T) a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of the Company and the Company Subsidiaries that have been classified by it as of June 30, 1997 (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified as of June 30, 1997 by any Regulatory Authority as "Other Loans Specially Mentioned", "Substandard", "Doubtful", "Loss", or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by the Company or a Company Subsidiary prior to June 30, 1997.

                  (U) Allowance for Possible Loan Losses. The allowance for possible loan losses shown on the consolidated balance sheets of the Bank included in the March 31, 1997 Bank Financial Reports was, and the allowance for possible loan losses to be shown on subsequent Company/Bank Financial Reports, will be, adequate, in the opinion of the Board of Directors and management of the Company, determined in accordance with generally accepted accounting principles, to provide for possible losses, net of recoveries relating to loans previously charged off, on loans

FULNC:38907-1
                                       24
outstanding (including accrued interest receivable) as of the date thereof.

                  (V) Insurance. Each of Company and the Company Subsidiaries has taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters that are known to it, except for such matters which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company. Set forth in Schedule 4.01(V) is a list of all insurance policies maintained by or for the benefit of the Company or the Company Subsidiaries or their directors, officers, employees or agents.

                  (W) Affiliates. Except as Previously Disclosed in Schedule 4.01(W), there is no person who, as of the date of this Plan, may be deemed to be an "affiliate" of the Company (each, an "Affiliate") as that term is used in Rule 145 under the Securities Act.

                  (X) State Takeover  Laws;  Articles of  Incorporation.  It has
taken all necessary action to exempt this Plan and the transactions contemplated by hereby from, and this Plan, and the transactions contemplated hereby are exempt from,(a) any applicable state takeover laws, including, without limitation, the provisions of Article 14A:10A of the New Jersey Business Corporation Act ("NJBCA"),(b) any applicable takeover provisions in the Company Certificate, and (c) any takeover provisions set forth in any agreement to which the Company is a party or may be bound and which provides for the issuance of any Rights in connection with a takeover.

                  (Y) No Further Action. It has taken all action so that the entering into of this Plan and the consummation of the transactions contemplated hereby (including without limitation the Mergers) or any other action or combination of actions, or any other transactions, contemplated hereby do not and will not (1) require a vote of stockholders(other than the affirmative vote of the holders of a majority of the votes cast by the holders of shares of Company Common Stock, Series A Preferred Stock and Series B Preferred Stock, each voting as a separate

FULNC:38907-1
                                       25
class, on this Plan, and the approval of the Company in its capacity as sole stockholder of the Bank, which approval has been given), or (2) result in the grant of any rights to any person under the Company Certificate, Charter or Bylaws of the Company or any Company Subsidiary or under any agreement to which the Company or any of the Company Subsidiaries is a party, or (3) restrict or impair in any way the ability of First Union or FUNB to exercise the rights granted hereunder.

                  (Z)  Environmental Matters.

                           (1) To its knowledge, it and each of the Company Subsidiaries, the Participation Facilities and the Loan/Fiduciary Properties (each as defined below) are, and have been, in compliance with all Environmental Laws (as defined below), except for instances of noncompliance which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or have been Previously Disclosed in Schedule 4.01(Z).

                           (2)  There  is  no  proceeding  pending  or,  to  its
         knowledge, threatened before any court, governmental agency or board or other forum in which it or any of the Company Subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of the Company Subsidiaries or any Participation Facility, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or have been Previously Disclosed in Schedule 4.01(Z).

                           (3) There is no proceeding pending or, to its knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or it or any of the Company Subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to

FULNC:38907-1
                                       26
         threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or have been Previously Disclosed in Schedule 4.01(Z).

                           (4) To its knowledge, there is no reasonable basis for any proceeding of a type described in subsections (2) or (3) above, except as has been Previously Disclosed in Schedule 4.01(Z).

                           (5) To its knowledge, during the period of (a) its or any of the Company Subsidiaries' ownership or operation of any of their respective current properties, (b) its or any of the Company Subsidiaries' participation in the management of any Participation Facility, or (c) its or any of the Company Subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there have been no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or have been Previously Disclosed in Schedule 4.01(Z).

                           (6) To its knowledge, prior to the period of (a) its or any of the Company Subsidiaries' ownership or operation of any of their respective current properties, (b) its or any of the Company Subsidiaries' participation in the management of any Participation Facility, or (c) its or any of the Company Subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there were no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or have been Previously Disclosed in Schedule 4.01(Z).

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                                       27

                           (7) The following definitions apply for purposes of this Section 4.01(Z): "Loan/Fiduciary Property" means any property owned or controlled by it or any of the Company Subsidiaries or in which it or any of the Company Subsidiaries holds a security or other interest, and, where required by the context, includes any such property where Company or any of the Company Subsidiaries constitutes the owner or operator of such property, but only with respect to such property; "Participation Facility" means any facility in which it or any of the Company Subsidiaries participates in the management and, where required by the context, includes the owner or operator or such property, but only with respect to such property; "Environmental Law" means (a) any federal, state and local law, statute, ordinance, rule, regulation, code, license, permit, approval, order, judgment, decree, injunction, or agreement with any governmental entity, relating to (i) the protection, preservation or restoration of the environment, (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect and includes, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal and the federal Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as now in effect, and (b) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; "Hazardous Material"

FULNC:38907-1
                                       28
         means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, and includes, without limitation, any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by- product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

                           (8) For purposes of this Section 4.01(Z), the term "knowledge" means the actual knowledge of the directors and officers of the Company and the Company Subsidiaries.

                  (AA) Taxes. Except as Previously Disclosed in Schedule 4.01(AA), (1) all reports and returns with respect to Taxes (as defined below) and tax related information reporting requirements that are required to be filed by or with respect to it or the Company Subsidiaries, including without limitation consolidated federal income tax returns of it and the Company Subsidiaries (collectively, the "Company Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, and such Company Tax Returns were true, complete and accurate in all material respects,
(2) all taxes (which shall mean federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, premium, recording, documentary, documentary stamps, real estate transfer, transfer, back-up withholding or similar taxes, together with any interest, additions, or penalties with respect thereto, imposed on the income, properties or operations of it or the Company Subsidiaries, together with any interest in respect of such additions or penalties, collectively the "Taxes") shown to be due on the Company Tax Returns or otherwise imposed on the income, properties or operations of the Company or Company Subsidiaries have been paid in full, (3) the Company Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Company Tax Returns were required to be filed has expired, (4) all Taxes due with respect to completed and settled examinations have been paid in full, (5) no issues have been raised by the relevant taxing

FULNC:38907-1
                                       29
authority in connection with the examination of any of the Company Tax Returns which are reasonably likely, individually or in the aggregate, to result in a determination that would have a Material Adverse Effect on the Company, except as reserved against in the Company/Bank Financial Reports filed prior to the date of this Plan, (6) no waivers of statutes of limitations (excluding such statutes that relate to years under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of it or the Company Subsidiaries, and (7) the bank holding company formation completed on June 13, 1997 (the "Transaction") constituted a tax-free transaction under the Code; neither the Company, the Bank, the Company's stockholders nor any other holders of beneficial ownership interest in any party to the Transaction were required to recognize any gain or loss for purposes of the Code by virtue of the Transaction.

                  (BB) Accuracy of Information. The statements with respect to the Company and the Company Subsidiaries contained in this Plan, the Schedules and any other written documents executed and delivered by or on behalf of it pursuant to the terms of this Plan are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  (CC) Derivatives Contracts; Structured Notes; Etc. None of the Company or the Company Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on the balance sheet which is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that (1) are referred to as "structured notes", "high risk mortgage derivatives", "capped floating rate notes", or "capped floating rate mortgage derivatives," or (2) are likely to have changes in value as a result of interest rate changes that significantly exceed normal changes in value attributable to interest rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business and Previously Disclosed in Schedule 4.01(CC), including a list, as applicable, of any Company or Company Subsidiary assets pledged as security for each such instrument.


FULNC:38907-1
                                       30

                  (DD) Accounting Controls. Each of the Company and the Company Subsidiaries has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances, in the judgment of the Board of Directors of the Company, that (1) all material transactions are executed in accordance with management's general or specific authorization; (2) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to banks or any other criteria applicable to such statements, (3) access to the material property and assets of the Company and the Company Subsidiaries is permitted only in accordance with management's general or specific authorization; (4) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences; and (5) there are no violations of the Bank Secrecy Act.

                  (EE) No Dissenters' Rights. The holders of Company Stock have no dissenters' or appraisal rights in connection with the execution of this Plan or the consummation of any of the transactions contemplated hereby.

         4.02. First Union and FUNB Representations and Warranties. Each of First Union and FUNB hereby represents and warrants to the Company and the Bank, as follows:

                  (A) Recitals. The facts set forth in the Recitals of this Plan with respect to it are true and correct.

                  (B) Corporate Authority. Subject to the required regulatory approvals referred to in Section 6.02, this Plan has been authorized by all necessary corporate action of it and is a valid and binding agreement of it enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (C) No Defaults. Subject to the required regulatory approvals referred to in Section 6.02, and the required filings under federal and state securities' laws, the execution, delivery and performance of this Plan, and the consummation of the

FULNC:38907-1
                                       31
transactions contemplated hereby by it, does not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its subsidiaries or to which it or any of its subsidiaries or properties is subject or bound, which breach, violation or default is reasonably likely to have a Material Adverse Effect on First Union,
(2) constitute a breach or violation of, or a default under, its Articles of Incorporation, Charter or Bylaws, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, or the consent or approval of any other party to any such agreement, indenture or instrument other than such consent or approval, which if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

                  (D) Financial Reports. In the case of First Union, its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and all other documents filed or to be filed subsequent to December 31, 1996 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each such case, the "First Union Financial Reports"), did not and will not as of their respective dates contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the First Union Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the First Union Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied to banks and bank holding companies during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

FULNC:38907-1
                                       32

                  (E) No Events. No events have occurred, or circumstances have arisen, since March 31, 1997, which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on First Union.

                  (F) No Brokers. All negotiations relative to this Plan and the transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment

                  (G) No Knowledge. It knows of no reason why the regulatory approvals referred to in Section 6.02 should not be obtained without the imposition of any condition of the type referred to in the proviso following such Section 6.02.

                  (H) Shares Authorized. In the case of First Union, the shares of First Union Common Stock to be issued (1) in exchange for shares of Company Stock upon consummation of the Corporate Merger in accordance with Article II of this Plan, and (2) upon exercise of outstanding Stock Options pursuant to
Section 2.07, have been duly authorized and, when issued in accordance with the terms of this Plan, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

                  (I) Organization, Standing and Authority. It is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on First Union. Each of First Union and its subsidiaries has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on First Union.

                  (J) Corporate Power. First Union and FUNB each has the corporate power and authority to carry on its business as it is now being conducted and to own or lease all its material properties and assets.


FULNC:38907-1
                                       33

                  (K) Accuracy of Information. The statements with respect to First Union and FUNB contained in this Plan, the Schedules and any other written documents executed and delivered by or on behalf of First Union or FUNB pursuant to the terms of this Plan are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  (L) Litigation; Regulatory Action. Neither First Union nor any of its subsidiaries is a party to any litigation, proceeding or controversy before any court or governmental agency which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on First Union and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened; and neither it nor any of its subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is the subject of any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authorities, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on First Union and neither it nor any of its subsidiaries has been advised by any Regulatory Authorities that any such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.

                  (M) Absence of Undisclosed Liabilities. None of First Union or its subsidiaries has any obligation or liability (contingent or otherwise) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it, except as reflected in the First Union Financial Reports prior to the date of this Plan.

V.       COVENANTS.

         Each of the Company and the Bank hereby covenants to First Union and FUNB, and each of First Union and FUNB hereby covenants to the Company and the Bank, that:


FULNC:38907-1
                                       34

         5.01. Efforts. Subject to the terms and conditions of this Plan, it shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Corporate Merger on the Effective Date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end (it being understood that any amendments to the Registration Statement (as hereinafter defined) or a resolicitation of proxies as a consequence of an acquisition agreement by First Union or any of its subsidiaries shall not violate this covenant), including, without limitation, cooperating in developing and implementing a plan relating to data processing and any other systems conversions, and the sending of notices and other communications to employees, customers or others.

         5.02. Company Proxy/Registration Statement. The Company and First Union shall prepare a proxy statement/prospectus (the "Proxy Statement") to be mailed to the holders of Company Stock in connection with the transactions contemplated hereby and to be filed by First Union (after providing drafts in advance to the Company and its counsel for review and comment) in a registration statement (the "Registration Statement") with the SEC as provided in Section 5.08, which shall conform to all applicable legal requirements. The Company shall call a special meeting (the "Meeting") of the holders of Company Stock to be held as soon as practicable for purposes of voting upon the approval of this Plan and the Company shall use its best efforts to solicit and obtain votes of the holders of Company Stock in favor of the approval of this Plan, and, subject to the exercise of its fiduciary duties under applicable law (based upon the advice of outside counsel), the Board of Directors of the Company shall recommend approval of this Plan by such holders.

         5.03. Registration Statement Compliance with Securities Laws. When the Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the Meeting, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by or on behalf of the Company relating to the Company or the Company

FULNC:38907-1
                                       35

Subsidiaries and by or on behalf of First Union relating to First Union or its subsidiaries, (A) will comply in all material respects with the provisions of the Securities Act and the Exchange Act and any other applicable statutory or regulatory requirements, and (B) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, in no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another party furnished by or on behalf of such other party specifically for use in the Registration Statement.

         5.04. Registration Statement Effectiveness. First Union will advise the Company, promptly after First Union receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed (after providing drafts in advance to the Company and its counsel for review and comment), of the issuance of any stop order or the suspension of the qualification of the First Union Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         5.05. Press Releases. Neither the Company nor the Bank will, without the prior approval of First Union (which approval shall not be unreasonably withheld or delayed), and neither First Union nor FUNB will, without the prior approval of the Company (which approval shall not be unreasonably withheld or delayed), issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by law.

         5.06. Access; Information. (A) Upon reasonable notice, the Company and the Bank shall afford First Union and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period prior to the Effective Date, to all of its and the Company Subsidiaries' properties, books, contracts, data processing system files, commitments and records and, during such

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



period, the Company and the Bank shall furnish promptly to First Union (1) a copy of each material report, schedule and other document filed by the Company and the Company Subsidiaries with any Regulatory Authority, and (2) all other information concerning the business, properties and personnel of the Company and the Company Subsidiaries as First Union may reasonably request, provided that no investigation pursuant to this Section 5.06 shall affect or be deemed to modify or waive any representation or warranty made by the Company or the Bank or the conditions to the obligations of the Company and the Bank to consummate the transactions contemplated by this Plan; and (B) First Union will not use any information obtained pursuant to this Section 5.06 for any purpose unrelated to the consummation of the transactions contemplated by this Plan and, if this Plan is terminated, will hold all information and documents obtained pursuant to this paragraph in confidence (as provided in Section 8.06) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by First Union or as it is advised by counsel in writing that any such information or document is required by law or applicable published stock exchange rule to be disclosed, and in the event of the termination of this Plan, First Union will, upon request by the Company, deliver to the Company all documents so obtained by First Union or destroy such documents and, in the case of destruction, will certify such fact to the Company.

         5.07. Acquisition Proposals. In the case of the Company, without the prior written consent of First Union, it shall not, and it shall cause the Company Subsidiaries not to, initiate, solicit or encourage inquiries or proposals with respect to, or, except as required by the fiduciary duties of the Board of Directors of the Company under applicable law (as advised by its outside counsel), furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets or deposits of, or a substantial equity interest in, the Company or any of the Company Subsidiaries or any merger or other business combination with the Company or any of the Company Subsidiaries other than as contemplated by this Plan; it shall instruct its and the Company Subsidiaries' officers, directors, agents, advisors and affiliates to refrain from taking any action that would violate or conflict with any of the foregoing; and it shall notify First

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



Union immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, the Company or any of the Company Subsidiaries.

         5.08. Registration Statement Preparation. In the case of First Union, it shall, as promptly as practicable following the date of this Plan, and subject to the cooperation of the Company, prepare and file the Registration Statement with the SEC, and shall use its best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof.

         5.09. Blue-Sky Filings. In the case of First Union, it shall use its reasonable best efforts to obtain all necessary state securities laws or "blue sky" permits and approvals, provided that First Union shall not be required by virtue thereof to submit to general jurisdiction in any state.

         5.10. Affiliate Agreements. In the case of the Company, it will cause each person who may be deemed to be an Affiliate of the Company to execute and deliver to First Union on or before the mailing of the Proxy Statement for the Meeting an agreement in the form attached hereto as Exhibit A restricting the disposition of the shares of First Union Common Stock to be received by such Affiliate in exchange for such Affiliate's shares of Company Stock.

         5.11. Certain Modifications. The Company and First Union shall consult with respect to their accounting, loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and the Company shall make such modifications or changes to its policies and practices, if any, and at such date prior to the Effective Time, as may be mutually agreed upon. No party's representations, warranties and covenants contained in this Plan shall be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes to such policies and practices which may be undertaken on account of this Section 5.11.

         5.12. State Takeover Laws; Certificate of Incorporation. In the case of the Company, it shall not take any action that would cause the transactions contemplated by this Plan to be subject to any applicable state takeover statute and the Company

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



shall take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan from (A) any applicable state takeover law, as now or hereafter in effect, including, without limitation,
Article 14A:10A of the NJBCA, (B) any applicable takeover provisions in the Company Certificate, and (C) any takeover provisions set forth in any agreement to which the Company is a party or may be bound and which provides for the issuance of any Rights in connection with a takeover.

         5.13. No Rights Triggered. In the case of the Company, it shall take all necessary steps to ensure that the entering into of this Plan and the consummation of the transactions contemplated hereby (including without limitation the Mergers) and any other action or combination of actions, or any other transactions contemplated hereby or thereby do not and will not, (A) result in the grant of any Rights to any person (including directors, officers and employees of the Company or any Company Subsidiary) (1) under the Company Certificate or Bylaws of the Company or (2) under any agreement to which the Company or any of the Company Subsidiaries is a party or (B) restrict or impair in any way the ability of First Union or FUNB to exercise the rights granted hereunder.

         5.14. Shares Listed. In the case of First Union, it shall use its reasonable best efforts to list, prior to the Effective Date, on the NYSE, upon official notice of issuance, the shares of First Union Common Stock to be issued to the holders of Company Stock and the outstanding Stock Options referred to in
Section 2.07, pursuant to this Plan.

         5.15. Regulatory Applications. In the case of First Union and FUNB, subject to the cooperation of the Company and the Bank, (A) it shall promptly prepare and submit applications to the appropriate Regulatory Authorities for approval of the Mergers, and (B) promptly make all other appropriate filings to secure all other approvals, consents and rulings which are necessary for the consummation of the Mergers by First Union and FUNB. First Union will provide copies of such applications and responses to the Company and its counsel prior to submitting such applications and responses to the applicable Regulatory Authorities. In the case of the Company, it agrees, upon request, to furnish First Union with information concerning itself, the Company Subsidiaries, its and their directors,

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



officers and stockholders and such other matters as may be necessary or advisable in connection with any filing, notice or application made by or on behalf of First Union or any of its subsidiaries in connection with the Mergers and the other transactions contemplated in this Plan.

         5.16. Regulatory Divestitures. In the case of the Company, effective on or before the Effective Date (to the extent required by any Regulatory Authority), the Company and the Company Subsidiaries shall cease engaging in such activities as First Union shall advise the Company in writing are not permitted to be engaged in by First Union under applicable law following the Effective Date, and to the extent required by any Regulatory Authority as a conditional approval of the transactions contemplated by this Plan, the Company shall divest any Company Subsidiary engaged in activities or holding assets that are impermissible for a bank holding company, on terms and conditions agreed to by First Union.

         5.17.    Indemnification/Liability Coverage.

                  (A) For six years after the Effective Date, First Union shall, and shall cause the Continuing Corporation to, indemnify, defend and hold harmless the present and former directors, officers and employees of the Company and the Company Subsidiaries (each, an "Indemnified Party") against all liabilities arising out of actions or omissions occurring at or prior to the Effective Date (including, without limitation, the transactions contemplated by this Plan) to the extent such persons are indemnified under the NJBCA and the Company Certificate and Bylaws of the Company as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any litigation.

                  (B) First Union shall use its reasonable best efforts to maintain the Company's existing directors' and officers' liability insurance policy (or a policy, including First Union's existing policy, providing comparable coverage amount on terms no less favorable) covering persons who are currently covered by such insurance for a period of three years after the Effective Date; provided, that First Union shall not be obligated to make an annual premium payment in respect of such policy (or replacement policy) which exceeds, for the portion related to the

FULNC:38907-1
                                       40

Company's directors and officers, 150% of the annual premium payment on the Company's current policy in effect as of the date of this Plan; provided, further, that if such coverage can only be obtained upon the payment of an annual premium in excess of 150% of the annual premium payment of the Company's current policy, First Union shall obtain such coverage as can reasonably be obtained by paying a premium of 150% of the annual premium payment of the Company's current policy in effect as of the date of this Plan.

                  (C) Any Indemnified Party wishing to claim indemnification under Section 5.17(A), upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify First Union thereof; provided, that the failure so to notify shall not affect the obligations of First Union and the Continuing Corporation under Section 5.17(A) (unless such failure materially increases First Union's liability under such Section). In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date), (1) First Union or the Continuing Corporation shall have the right to assume the defense thereof, if it so elects, and First Union or the Continuing Corporation shall pay all reasonable fees and expenses of counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that First Union shall be obligated pursuant to this subsection (C) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction for any single action, suit or proceeding or any group of actions, suits or proceedings arising out of or related to a common body of facts, (2) the Indemnified Parties will cooperate in the defense of any such matter, and (3) First Union shall not be liable for any settlement effected without its prior written consent.

                  (D) If First Union or the Continuing Corporation or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of First Union or the Continuing Corporation shall assume the obligations set forth in this Section 5.17.


FULNC:38907-1
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



                  (E) First Union shall pay, or cause the Continuing Corporation to pay, all reasonable expenses, including attorneys' fees, promptly as statements therefor are received, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section
5.17. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the Company Certificate or Bylaws of the Company, under the NJBCA or otherwise.

         5.18.    Current Information.

                  (A) During the period from the date of this Plan to the Effective Date, each of the Company and First Union shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other.

                  (B) The Company and the Bank shall promptly notify First Union of (1) any material change in the business or operations of the Company or any Company Subsidiary, (2) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority relating to the Company or any Company Subsidiary, (3) the institution or the threat of material litigation involving or relating to the Company or any Company Subsidiary, or (4) any event or condition that might be reasonably expected to cause any of the Company's and the Bank's representations or warranties set forth herein not to be true and correct as of the Effective Time (except to the extent contemplated by Section 6.09) or prevent the Company or the Bank from fulfilling its or their obligations hereunder; and in each case shall keep First Union informed with respect thereto.

                  (C) First Union shall (1) promptly notify the Company of any event or condition that might reasonably be expected to cause any of First Union's and FUNB's representations or warranties set forth herein not to be true and correct as of the Effective Date (except to the extent contemplated by Section 6.08), and (2) notify the Company immediately of any denial of any application filed by First Union or FUNB with any Regulatory Authority with respect to this Plan, and in each case shall keep the Company and the Bank informed with respect thereto.


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



         5.19. Coordination of Dividends. Until the Effective Time, the Company and First Union shall coordinate with the other the declaration of any dividends or other distributions with respect to the Company Preferred Stock and First Union Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties that holders of shares of Company Preferred Stock or First Union Common Stock shall not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter on their shares of Company Preferred Stock (including any shares of First Union Common Stock received in exchange therefor in the Corporate Merger) or First Union Common Stock, as the case may be.

VI. CONDITIONS TO CONSUMMATION OF THE MERGERS.

         Consummation of the Mergers is conditioned upon:

         6.01. Shareholder Vote. Approval of this Plan by the requisite vote of the stockholders of the Company.

         6.02. Regulatory Approvals. Procurement by First Union and FUNB, as applicable, of all required regulatory consents and approvals by the appropriate Regulatory Authorities and the expiration of the statutory waiting period relating thereto; provided, however, that no such approval or consent shall have imposed any condition or requirement which, in the reasonable opinion of First Union, would so materially and adversely impact the economic or business benefits to First Union of the transactions contemplated by this Plan so as to render inadvisable the consummation of the Mergers.

         6.03. Third Party Consents. All consents or approvals of all persons (other than Regulatory Authorities) required for the consummation of the Mergers shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or First Union.

         6.04. No Injunction. There shall not be in effect any order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of any of the transactions contemplated hereby.

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



         6.05. Accountants' Letters. The Company shall cause KPMG Peat Marwick LLP to deliver to First Union letters, dated the date of or shortly prior to (A) the mailing of the Proxy Statement, and (B) the Effective Date, in form and substance reasonably satisfactory to First Union, with respect to the Company's consolidated financial position and results of operations, which letters shall be based upon "agreed upon procedures" undertaken by such firm in accordance with the Statement on Financial Accounting Standards No. 72.

         6.06. Legal Opinion. The Company and the Bank shall have received an opinion, dated the Effective Date, of Marion A. Cowell, Jr., counsel for First Union and FUNB in form reasonably satisfactory to the Company and the Bank, which shall cover the matters contained in the first sentence in Recital (C), the first sentence in Recital (D), Section 4.02(B), (C), (H) and (I), the first clause of the first sentence in Section 4.02(L), and Section 5.03.

         6.07. Legal Opinion. First Union and FUNB shall have received an opinion, dated the Effective Date, of Pepper, Hamilton & Scheetz LLP, counsel for the Company and the Bank, in form reasonably satisfactory to First Union and FUNB which together shall cover the matters contained in the first sentence in Recital (A), the first sentence in Recital (B), Section 4.01 (B) and (C), the fifth and sixth sentences in Section 4.01(D), Section 4.01(F) and (G), the first clause of the first sentence in Section 4.01(L), Section 4.01(X), (Y) and (EE) and Section 5.03.

         6.08. Officers' Certificate. (A) Each of the representations and warranties contained herein of First Union and FUNB shall be true and correct (in the case of each representation and warranty that contains a materiality qualification) or true and correct in all material respects (in the case of each representation and warranty that contains no materiality qualification) as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, and (B) each and all of the agreements and covenants of First Union and FUNB to be performed and complied with pursuant

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



to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and the Company and the Bank shall have received a certificate signed by an executive officer of each of First Union and FUNB, dated the Effective Date, to such effect.

         6.09. Officers' Certificate. (A) Each of the representations and warranties contained herein of the Company and the Bank shall be true and correct (in the case of each representation and warranty that contains a materiality qualification) or true and correct in all material respects (in the case of each representation and warranty that contains no materiality qualification) as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, and (B) each and all of the agreements and covenants of the Company and the Bank to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and First Union and FUNB shall have received a certificate signed by the Chief Executive Officers and the Chief Financial Officers of the Company and the Bank, dated the Effective Date, to such effect.

         6.10. Effective Registration Statement. The Registration Statement shall have become effective and no stop or other order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority.

         6.11. Blue-Sky Permits. First Union shall have received all state securities laws and "blue sky" permits necessary to consummate the Corporate Merger.

         6.12. Tax Opinion. First Union and the Company shall have received an opinion from Sullivan & Cromwell to the effect that (A) the Corporate Merger constitutes a reorganization under Section 368 of the Code, and (B) no gain or loss will be recognized by stockholders of the Company who receive shares of First Union Common Stock solely in exchange for their shares of

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                                       45

Company Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests. In rendering its opinion, Sullivan & Cromwell may require and rely upon representations and agreements contained in documents executed by officers of First Union, the Company and others.

         6.13. NYSE Listing. The shares of First Union Common Stock issuable pursuant to this Plan shall have been approved for listing on the NYSE, subject to official notice of issuance.

         6.14. Receipt of Affiliate Agreements. First Union shall have received from each Affiliate of the Company the agreement referred to in Section 5.10.

provided, however, that a failure to satisfy any of the conditions set forth in the proviso following Section 6.02 or in Sections 6.05, 6.07, 6.09, or 6.14 shall only constitute conditions if asserted by First Union, and a failure to satisfy any of the conditions set forth in Section 6.06 or 6.08 shall only constitute conditions if asserted by the Company.

VII.     TERMINATION.

         This Plan may be terminated prior to the Effective Date, either before or after receipt of required stockholder approvals:

         7.01. Mutual Consent. By the mutual consent of First Union and the Company.

         7.02. Breach. By First Union or the Company, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of (A) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within thirty
(30) days after the giving of written notice to the breaching party of such breach, or (B) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty
(30) days after the giving of written notice to the breaching party of such breach.

         7.03. Delay. By First Union or the Company, if its Board of Directors so determines by vote of a majority of the

FULNC:38907-1
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



members of its entire Board, in the event that the Corporate Merger is not consummated by June 30, 1998.

         7.04. No Stockholder or Regulatory Approval. By the Company or First Union, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event that any stockholder approval contemplated by Section 6.01 is not obtained at the Meeting, including any adjournment or adjournments thereof, or in the event that written notice is received which states that any required regulatory approval contemplated by
Section 6.02 will not be approved or has been denied.

         7.05. Voting Agreement. By First Union, if a Voting Agreement between First Union and certain of the stockholders of the Company, holding an aggregate beneficial ownership interest of not less than 30% and 12% of the outstanding shares of Series B Preferred Stock and Series A Preferred Stock, respectively, in substantially the form of Exhibit B hereto, shall not have been executed and delivered by such stockholders by the close of business on the day following the date of execution of this Plan.

         7.06. Failure to Recommend, Etc. At any time prior to the Meeting, by First Union if the Board of Directors of the Company shall have failed to make its recommendation referred to in Section 5.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of First Union.

         7.07. Termination Fee. (A) The Company hereby agrees to pay First Union and First Union shall be entitled to payment of, a nonperformance fee (the "Termination Fee") of $3.5 million following the occurrence of a Payment Event (as defined below, provided that First Union shall have sent written notice of such entitlement within 90 days after First Union actually becomes aware of such occurrence. Such payment shall be made in immediately available funds within five business days after delivery of a notice from First Union requesting such payment. The right to receive the Termination Fee shall terminate if any of the following (a "Fee Termination Event") occurs prior to a Payment Event: (i) the Effective Date, (ii) termination of this Plan in accordance with the provisions hereof if such termination occurs prior to the occurrence of a Preliminary Payment Event (as

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



defined  below),  except a termination  by First Union pursuant to Section 7.02,
(iii) termination of this Plan following the occurrence of a Preliminary Payment Event and the passage of eighteen (18) months after such termination, or (iv) termination of this Plan by First Union pursuant to Section 7.02, and the passage of eighteen (18) months after such termination.

                  (B) The term "Preliminary Payment Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (1) The  Company or the Bank  without  having  received  First
         Union's prior written consent, shall have entered into an agreement to engage in any Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Section 7.07 having the meaning assigned thereto in Section 3(a)(9) and 13(d)(3) of the Exchange Act) other than First Union or any of its subsidiaries or affiliates, or the Board of Directors of the Company shall have recommended that the stockholders of the Company approve or accept any Acquisition Transaction with any person other than First Union or any of its subsidiaries or affiliates. For purposes of this Plan, "Acquisition Transaction" shall mean (a) a merger or consolidation, or any similar transaction, involving the Company or the Bank, (b) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of the Company or the Bank, (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting
         power  of  the  Company  or  of  the  Bank;   provided  that  the  term
         "Acquisition Transaction" does not include any internal merger or consolidation involving only the Company and/or any of the Company Subsidiaries;

                  (2) (a) any person other than First Union or any of its subsidiaries or affiliates shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of Company Common Stock (the term "beneficial ownership" for purposes of this Section 7.07 having the meaning assigned thereto in Section 13(d) of the Exchange Act, or (b) any group (as such term is defined in Section 13(d)(3) of the Exchange Act), other than

FULNC:38907-1
                                       48
         a group of which any of First Union or any of its subsidiaries or affiliates is a member, shall have been formed that beneficially owns 20% or more of the Company Common Stock then outstanding;

                  (3) any person other than First Union or any of its subsidiaries or affiliates shall have made a proposal to the Company or its stockholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than First Union or any of its subsidiaries or affiliates shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Company Common Stock such that, upon consummation of such offer, such person would own or control 20% or more of the then outstanding shares of Company Common Stock (such offering referred to herein as a "Tender Offer" or an "Exchange Offer", respectively));

                  (4) after a proposal is made by a third party to the Company or its stockholders to engage in an Acquisition Transaction, or such third party states its intention to the Company to make such a proposal, the Company shall have breached any representation, covenant or obligation contained in this Plan and such breach would entitle First Union to terminate this Plan under Section 7.02 (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Corporate Merger); or

                  (5) the holders of shares of Company Stock shall not have approved this Plan at the Meeting or the Meeting shall not have been held or shall have been canceled prior to termination of this Plan, in each case after any person other than First Union or any of its subsidiaries or affiliates shall have (a) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction or (b) commenced a Tender Offer or filed a registration statement under the Securities Act, with respect to an Exchange Offer.

FULNC:38907-1
                                       49

                  (C) The term "Payment Event" shall mean either of the following events or transactions occurring after the date hereof:

                  (1) the acquisition by any person other than First Union or any of its subsidiaries or affiliates, alone or together with such person's affiliates and associates, or any group (as defined in Section 13(d)(3) of the Exchange Act), of beneficial ownership of 25% or more of the outstanding shares of Company Common Stock; or

                  (2) the occurrence of a Preliminary Payment Event described in
         (x) clause (B)(1) above, except that the percentage referred to in clause (c) thereof shall be 25%, or (y) clause (B)(5) above.

                  (D) The Company shall notify First Union promptly in writing of its knowledge of the occurrence of any Preliminary Payment Event or Payment Event; provided, however, that the giving of such notice by the Company shall not be a condition to the right of First Union to the Termination Fee.

VIII. OTHER MATTERS.

         8.01. Survival. If the Effective Date occurs, all representations, warranties, agreements and covenants contained in this Plan, except for Sections 5.17, 8.04 and 8.09, shall not survive the Effective Date. If this Plan is terminated prior to the Effective Date, the agreements and representations of the parties in Sections 4.01(P) and 4.02(F), Sections 5.03, 5.06(B), 5.12 and 5.13, and Sections 8.01, 8.03, 8.04, 8.05, 8.06, 8.07, 8.09 and 8.11 shall survive such termination.

         8.02. Waiver; Amendment. Prior to the Effective Date, any provision of this Plan may be (A) waived in writing by the party benefitting by the provision, or (B) amended or modified at any time (including the structure of the transactions contemplated hereby) by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the vote by the stockholders of the Company, the consideration to be

FULNC:38907-1
                                       50
received by the stockholders of the Company for each share of Company Stock shall not thereby be decreased.

         8.03. Counterparts. This Plan may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Plan shall become effective when one counterpart has been signed by each party hereto.

         8.04. Governing Law. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of North Carolina.

         8.05. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby, except printing expenses which shall be shared equally between the Company and First Union.

         8.06. Confidentiality. Except as otherwise provided in Section 5.06(B), each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.

         8.07. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to First Union
         or FUNB, to:               First Union Corporation
                                          One First Union Center
                                          Charlotte, North Carolina 28288-0013
                                          Telecopy Number:  (704)374-3425

                                          Attention: Marion A. Cowell, Jr.
                                                     General Counsel

         If to the Company
         or the Bank, to:           Covenant Bancorp, Inc.
                                          18 Kings Highway West
                                          Haddonfield, New Jersey 08033

FULNC:38907-1
                                       51

                                          Telecopy Number:  (609) 428-8820

                                          Attention: Charles E. Sessa, Jr.
                                                     President

                  Copy to:                Pepper, Hamilton & Scheetz, LLP
                                          3000 Two Logan Square
                                          Eighteenth and Arch Streets
                                          Philadelphia, PA 19103
                                          Telecopy Number : (215) 981-4750

                                          Attention: L. Garrett Dutton, Jr.

         8.08. Definitions. Any term defined anywhere in this Plan shall have the meaning ascribed to it for all purposes of this Plan (unless expressly noted to the contrary). In addition:

                  (A) the term  "Material  Adverse  Effect",  when  applied to a party, shall mean an event, occurrence or circumstance (including without limitation, any breach of a representation or warranty contained herein by such party) which (1) has a material adverse effect on the financial condition, results of operations, business or prospects of such party and its subsidiaries, taken as a whole, or (2) would materially impair such party's, or any affiliated party's (which includes, as to the Company, the Bank and as to First Union, FUNB), ability to timely perform its obligations under this Plan or the consummation of any of the transactions contemplated hereby; provided, that a Material Adverse Effect with respect to a party shall not include effects resulting from general economic conditions (including changes in interest rates), changes in accounting practices or changes to statutes, regulations or regulatory policies, that do not have a materially more adverse effect on such party than that experienced by similarly situated financial institutions;

                  (B) the term  "individually  or in the  aggregate"  as used in
         Article IV of this Plan includes all events, occurrences and circumstances described in any paragraph of Article IV, and is not linked to, or limited by, any specific paragraph; and


FULNC:38907-1
                                       52

                  (C) the term "Previously Disclosed" by a party shall mean information set forth in a Schedule that is delivered by such party to the other party contemporaneously with the execution of this Plan and specifically designated as information "Previously Disclosed" pursuant to this Plan.

         8.09. Entire Understanding; No Third Party Beneficiaries. This Plan and all schedules hereto represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made. Except for Section 5.17, nothing in this Plan, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan.

         8.10. Benefit Plans. As soon as administratively practicable after the Effective Time, employees of the Company and the Company Subsidiaries shall be generally entitled to participate in the pension, benefit, severance and similar plans of First Union on substantially the same terms and conditions as employees of First Union and its subsidiaries; without duplication with respect to pension, benefit, severance and similar plans provided by the Company that survive the Effective Time. For the purpose of determining eligibility to participate in such plans and the vesting of benefits under such plans (but not for the accrual of benefits under such plans), First Union shall give effect to years of service with the Company or the Company Subsidiaries, as the case may be, as if such service had been with First Union or its subsidiaries. Following the Effective Time, First Union shall assume and honor in accordance with their terms the change of control agreements between the Company and any director, officer or employee that are set forth in Schedule 8.10.

         8.11. Headings. The headings contained in this Plan are for reference purposes only and are not part of this Plan.

FULNC:38907-1
                                       53

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                            FIRST UNION CORPORATION


                                            By: /s/ Kenneth R. Stancliff
                                                --------------------------------
                                                Name: Kenneth R. Stancliff
                                                Title: Senior Vice President


                                            FIRST UNION NATIONAL BANK


                                            By: /s/ Kenneth R. Stancliff
                                                --------------------------------
                                                Name: Kenneth R. Stancliff
                                                Title: Senior Vice President


                                            COVENANT BANCORP, INC.


                                            By: /s/ Charles E. Sessa, Jr.
                                                --------------------------------
                                                Name: Charles E. Sessa, Jr.
                                                Title: President


                                            COVENANT BANK


                                            By: /s/ Charles E. Sessa, Jr.
                                                --------------------------------
                                                Name: Charles E. Sessa, Jr.
                                                Title: President



FULNC:38907-1
                                       54

                               BOARD OF DIRECTORS

                                  COVENANT BANK


---------------------------


---------------------------


---------------------------


---------------------------


---------------------------


---------------------------


---------------------------


---------------------------


---------------------------


---------------------------




FULNC:38907-1
                                       55

                               BOARD OF DIRECTORS
                            FIRST UNION NATIONAL BANK



---------------------------



---------------------------



---------------------------



---------------------------



---------------------------






FULNC:38907-1
                                       56

                                                                      Exhibit A

                           FORM OF AFFILIATE'S LETTER



                                                            _____________, 1997

First Union Corporation
One First Union Center
Charlotte, North Carolina 28288

Gentlemen:

         Pursuant to the terms of the Agreement and Plan of Mergers, dated as of the 4th day of August, 1997 (the "Plan"), by and among Covenant Bancorp, Inc., Covenant Bank, First Union Corporation ("FUNC"), and First Union National Bank, Covenant plans to merge with and into FUNC (the "Merger"). As a result of the Merger, the undersigned may receive shares of FUNC common stock, par value $3.33 1/3 per share ("FUNC Stock"), in exchange for shares of Covenant common stock, par value $5.00 per share, and/or shares of Covenant preferred stock, par value $25.00 per share (collectively, "Covenant Stock").

         The undersigned hereby represents, warrants and covenants with and to FUNC that in the event the undersigned receives any FUNC Stock as a result of the Merger:

                  (A) The undersigned will not sell, transfer or otherwise dispose of such FUNC Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act of 1933, as amended (the "Act"), (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Act (as such rule may hereafter from time to time be amended), or (iii) in the opinion of counsel in form and substance satisfactory to FUNC, or under a "no-action" letter obtained by the undersigned from the staff of the Securities and Exchange Commission (the "SEC"), such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Act.

FULNC:38389-1

                  (B) The undersigned understands that FUNC is under no obligation to register the sale, transfer or other disposition of shares of FUNC Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  (C) The undersigned also understands that stop transfer instructions will be given to FUNC's transfer agent with respect to the shares of FUNC Stock issued to the undersigned as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

                  "The shares represented by this certificate were issued in a transaction to which Rule 145(d) under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of a letter agreement between the registered holder hereof and FUNC, a copy of which agreement is on file at the principal offices of FUNC."

                  (D) The undersigned also understands that, unless the transfer by the undersigned of the FUNC Stock issued to the undersigned as a result of the Merger have been registered under the Act or a sale made in conformity with the provisions of Rule 145(d) under the Act, FUNC reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee of such FUNC Stock from the undersigned:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."


FULNC:38389-1
                                       A-2

              It is understood and agreed that the legends set forth in paragraphs (C) and (D) above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to FUNC (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance satisfactory to FUNC, to the effect that such legend is not required for purposes of the Act, or (ii) evidence or representations satisfactory to FUNC that the FUNC Stock represented by such certificates is being or has been sold in a transaction made in conformity with the provisions of Rule 145(d).

                  (E) The undersigned further represents, warrants and covenants with and to FUNC that the undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to paragraph (F) below, to use its reasonable best efforts to have all shares of Covenant Stock owned by the undersigned or such parties registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearing house.

                  (F) The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of Covenant and FUNC that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

                  (G) The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the capital stock of Covenant or FUNC, to the extent the undersigned felt necessary, with the undersigned's counsel or counsel for Covenant.

                                       Very truly yours,


                                       Name: _________________________




FULNC:38389-1
                                       A-3

                                                [add below the signatures
                                                 of all registered owners
                                                 of shares deemed
                                                 beneficially owned by the
                                                 affiliate]

          Name:          _________________________


          Name:          _________________________


          Name:          _________________________

Acknowledged this ______ day of ______________, 1997.


FIRST UNION CORPORATION



By:___________________________
   Name:
   Title:

FULNC:38389-1

                                                                      Exhibit B

         AGREEMENT, dated as of _________, 1997, by and between the individual stockholder of Covenant Bancorp, Inc. (the "Stockholder")and First Union Corporation ("First Union").

         WHEREAS, the Stockholder is the beneficial owner of and has the right to vote _______ shares of Common Stock, _______ shares of Series A Preferred Stock and/or _______ shares of Series B Preferred Stock of Covenant Bancorp, Inc. ("Covenant") (collectively, the "Shares");

         WHEREAS, First Union and Covenant have entered into an Agreement and Plan of Mergers (the "Plan"), pursuant to which First Union will acquire Covenant, subject to the terms and conditions of the Plan;

         WHEREAS, as a condition and inducement to First Union's willingness to enter into the Plan, the Stockholder has agreed to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

         1. The Stockholder shall vote all the Shares, and any other shares of stock of Covenant owned or controlled by him or her entitled to be voted, in favor of the Plan and the transactions contemplated thereby at the meeting of stockholders of Covenant called for that purpose.

         2. The Stockholder agrees that he/she will not sell or transfer any Shares to any other party unless such party enters into an agreement, satisfactory to First Union, to abide by all the terms of this Agreement.

         3. The parties hereto agree that this Agreement shall terminate and be of no further force and effect if the Plan is terminated in accordance with its terms or if the Board of Directors of Covenant withdraws its recommendation of the transactions contemplated by the Plan.

         4. The Stockholder represents and warrants to First Union as follows:

FULNC:
                                       B-1

         (i) the Stockholder has good title to the Shares and owns the Shares free and clear of any rights, claims, encumbrances, liens, interests or restrictions of any nature whatsoever, including, without limitation, any restrictions on the voting of the Shares or any rights of others to vote, or to participate (including by consultation) in the voting of, the Shares;

         (ii) this Agreement is a valid and legally binding agreement enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

         (iii) the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby by the Stockholder, do not and will not constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Stockholder or to which the Stockholder is subject or bound, or require any consent or approval under such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument.

         6. The Stockholder hereby agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Stockholder in accordance with its specific terms or were otherwise breached. Accordingly, the Stockholder agrees that First Union shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Stockholder and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which First Union may be entitled at law or in equity.

         6. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina without regard to any applicable conflicts of law rules.

         7. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Agreement shall become effective when one counterpart has been signed by each party hereto.

FULNC:
                                       B-2

         IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

                                       FIRST UNION CORPORATION


                                       By:_____________________
                                          Name:
                                          Title:


                                          _____________________
                                          (the Stockholder)

FULNC:
                                       B-3